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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


         Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of December 18, 2000.

OAKTREE CAPITAL MANAGEMENT, LLC


By:   /s/ KENNETH LIANG
   --------------------------------------------
     Kenneth Liang
     Managing Director and General Counsel


OCM PRINCIPAL OPPORTUNITIES FUND, L.P.
By: Oaktree Capital Management, LLC,
its general partner

By:   /s/ KENNETH LIANG
    -------------------------------------------
     Kenneth Liang
     Managing Director and General Counsel